Exhibit 10.2
April 14, 2020

Jonathan W. Ayers

Re: Amendment to Senior Advisory Agreement
Dear Jon:
This letter (this “Amendment”) confirms the mutual agreement between you and IDEXX Laboratories, Inc. (the “Company,” and together with its subsidiaries and affiliates, “IDEXX”) to amend the Senior Advisory Agreement, dated October 23, 2019 (the “Senior Advisory Agreement”), between the Company and you, as set forth below.
By signing below, you agree and acknowledge the following:

1.	Section 3 of the Senior Advisory Agreement will be, and hereby is, amended to include the following new Section 3(c), effective as of the date set forth above:
c)    Notwithstanding anything herein that may be to the contrary (including but not limited to the provisions of Section 3(a) above), the amount of the Advisory Fees for the provision of Advisory Services from April 1, 2020 through December 31, 2020 shall equal an aggregate amount of $18,000, in accordance with your offer to reduce the Advisory Fee payable to you during this time period in light of the COVID-19 pandemic. Accordingly, the Advisory Fees for the period from February 2, 2020 through January 31, 2021 shall be paid in arrears in installments as follows:

Payment Date	Installment Amount
May 1, 2020	$42,000
August 1, 2020	$6,000
November 1, 2020	$6,000
February 1, 2021	$24,000
Resuming January 1, 2021, you shall receive Advisory Fees from the Company at a rate of $240,000 per annum, payable in installments on each Payment Date during the Advisory Term, as outlined in Section 3(a) above.

2.	Except as expressly amended hereby, all of the terms, conditions and provisions of the Senior Advisory Agreement remain unchanged and in full force and effect.

3.
This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures delivered in .pdf or via other electronic format (e.g., DocuSign) shall be deemed effective for all purposes.

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Please sign and return a counterpart of this Amendment to indicate your agreement with the terms and conditions contained herein.
Very truly yours,
IDEXX LABORATORIES, INC.

By:     /s/ Giovani Twigge
Name: Giovani Twigge
Title: Corporate Vice President and Chief Human Resources Officer

ACCEPTED AND AGREED AS OF
THE DATE FIRST SET FORTH ABOVE:

     /s/ Jonathan W. Ayers
Jonathan W. Ayers

[Signature Page – Amendment to Ayers Advisory Agreement]